WILSHIRE MUTUAL FUNDS, INC.

ARTICLES SUPPLEMENTARY

WILSHIRE MUTUAL FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: In accordance with procedures established in the Corporation's Charter and pursuant to Sections 2-105(c) and 2-208.1 of Maryland General Corporate Law, the Board of Directors of the Corporation, by resolution dated August 16, 2016, duly authorized the decrease in the number of Qualified Class Shares of stock of the Wilshire 5000 Index^{SM} Fund that the Corporation shall have the authority to issue from ten million (10,000,000) shares to zero (0) shares.

SECOND: In accordance with procedures established in the Corporation's Charter and pursuant to Section 2-208 of Maryland General Corporate Law, the Board of Directors of the Corporation, by resolution dated August 16, 2016, duly reclassifies ten million (10,000,000) shares of the authorized common stock of the Corporation as unclassified.

THIRD: The shares of the Corporation reclassified pursuant to Article Second of these Articles Supplementary have been so classified by the Board of Directors under the authority contained in the Charter of the Corporation.

FOURTH: Immediately prior to the effectiveness of these Articles Supplementary of the Corporation, the Corporation had the authority to issue seven hundred million (700,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of seven hundred thousand dollars ($700,000), of which the Board of Directors had designated seven hundred million shares into portfolios and classes and classified the shares of each portfolio and class as follows:

Previous Classification of Shares

Name of Portfolio	Class Designation	Number of Authorized Shares Allocated
Large Company Growth Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000
Large Company Value Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000
Small Company Growth Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000

CUST ID:0003457719
WORK ORDER:0004674296
DATE:08-29-2016 11:14 AM
AMT. PAID:$450.00

Small Company Value Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000
Wilshire 5000 Index[SM] Fund	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000
	Qualified Class Shares	10,000,000
	Horace Mann Class Shares	10,000,000
Wilshire International Equity Fund	Investment Class Shares	40,000,000
	Institutional Class Shares	40,000,000
Wilshire Income Opportunities Fund	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000
		700,000,000

As supplemented hereby, the Corporation's Articles of Incorporation authorize the issuance of seven hundred million (700,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of seven hundred thousand dollars ($700,000), classified as follows:

Current Classification of Shares

Name of Portfolio	Class Designation	Number of Shares Allocated
Large Company Growth Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000
Large Company Value Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000
Small Company Growth Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000
Small Company Value Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000
Wilshire 5000 Index[SM] Fund	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000
	Horace Mann Class Shares	10,000,000
Wilshire International Equity Fund	Investment Class Shares	40,000,000
	Institutional Class Shares	40,000,000
Wilshire Income Opportunities Fund	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000
Unclassified		10,000,000
		700,000,000

IN WITNESS WHEREOF, Wilshire Mutual Funds, Inc. has caused these Articles Supplementary to be signed, and witnessed, in its name and on its behalf by its undersigned officers who acknowledge that these Articles Supplementary are the act of the Corporation; that to the best of their knowledge, information, and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects; and that this statement is made under the penalties of perjury.

Date: August 16, 2016

WILSHIRE MUTUAL FUNDS, INC.

By: [signature]
Name: Jason Schwarz
Title: President

Attest:

By: [signature]
Name: Reena Lalji
Title: Secretary

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